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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the registration of 300,000 shares of Blue Rhino Corporation's common stock for the Stock Option Plan for Non-Employee Directors, of our report dated September 27, 2000, except for Note 19, as to which the date is October 26, 2000, with respect to the consolidated financial statements and schedule of Blue Rhino Corporation included in its Annual Report on Form 10-K for the year ended July 31, 2000, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

                                                        Ernst & Young LLP

Winston-Salem, North Carolina
May 7, 2001